UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSIONS OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Silicon Image, Inc. (the “Registrant”) held its 2013 Annual Meeting of Stockholders (the “Meeting”) on May 22, 2013. The first matter voted upon at the Meeting was the election of two Class II directors to serve until the 2016 Annual Meeting of Stockholders.  At the Meeting, Masood Jabbar and John Hodge were elected as Class II directors, in an uncontested election, by the following vote:

Name	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non Votes
Masood Jabbar	45,377,734	-	-	471,093	24,077,185
John Hodge	45,393,072	-	-	455,755	24,077,185

 The Registrant’s board of directors consists of six members and is divided into three classes, with each class serving staggered three-year terms. The term of the Class I directors, currently Peter Hanelt and William George, will expire at the 2015 Annual Meeting of Stockholders, the term of the Class II directors, currently Masood Jabbar and John Hodge, will expire at the 2016 Annual Meeting of Stockholders, and the term of the Class III directors, currently William Raduchel and Camillo Martino, will expire at the 2014 Annual Meeting of Stockholders.

The second matter voted upon at the Meeting was the approval of the Registrant’s executive compensation. The non-binding advisory vote on executive compensation was approved by the following vote:

	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non Votes
Vote on the Registrant's Executive Compensation	44,713,074	835,774	299,979	-	24,077,185

The third matter voted upon at the Meeting was the ratification of the appointment of Deloitte & Touche LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2013. At the Meeting, the appointment of Deloitte & Touche LLP as independent accountants was ratified by the following vote:

	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non Votes
Appointment of Deloitte & Touche LLP	68,520,506	1,249,068	156,438	-	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2013

SILICON IMAGE, INC.

By:	/s/ Noland Granberry
Noland Granberry
Chief Financial Officer